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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 11, 2000


                                META GROUP, INC.
             (Exact name of registrant as specified in its charter)


                         DELAWARE                     0-27280
            ------------------------------      ------------------------
           (State or other jurisdiction of      (Commission file number)
            incorporation)

                                   06-0971675
                                   ----------
                        (IRS Employer Identification No.)


               208 HARBOR DRIVE, STAMFORD, CONNECTICUT 06912-0061
               --------------------------------------- ----------
               (Address of principal executive office) (Zip Code)

                                 (203) 973-6700
                                 --------------
              (Registrant's telephone number, including area code)

                          No change since last report
                          ---------------------------
              (Former name or address, if changed since last report)

                          ----------------------------

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ITEM 5. OTHER EVENTS

On December 11, 2000, the Registrant executed an amendment and waiver to its $25 million senior revolving credit facility with The Bank of New York, as more fully described in Amendment No. 1 and Waiver No. 1 to Credit Agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference. The Registrant was not in compliance with the fixed charge ratio and minimum EBITDA financial covenants contained in the credit facility for the relevant periods ended September 30, 2000. The amendment and waiver, among other things, waives compliance with these covenants for those periods. In addition, the amendment and waiver provides for an increase of 25 basis points in the credit agreement's interest rate, the payment by the Company of a waiver fee of $25,000 and the bank's expenses and an amendment to the security agreement with its bank granting the bank a first priority security interest in the Registrant's accounts receivable.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)   Exhibits.

4.1    Amendment No. 1 and Waiver No. 1 to Credit Agreement


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           META Group, Inc.

Date: December 13, 2000                    BY: /s/ Dale Kutnick
                                           --------------------
                                           Chief Executive Officer, Chairman
                                           of the Board of Directors and Co-
                                           Research Director




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